Exhibit 5.1

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

May 16, 2006	direct dial 404 815 6587 direct fax 404 541 3186 REaddy@KilpatrickStockton.com

Interface, Inc.
2859 Paces Ferry Road
Atlanta, Georgia 30339

Re:	Interface, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Interface, Inc. (the “Company”), a Georgia corporation, in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the offering from time to time, together or separately and in one or more series (if applicable), of (i) shares of Class A common stock, $0.10 par value per share (“Class A Common Stock”), (ii) shares of Class B common stock, $0.10 par value per share (“Class B Common Stock”), (iii) shares of preferred stock, $1.00 par value per share, in one or more series, which may be convertible into or exchangeable for common stock or debt securities (collectively, the “Preferred Stock”), (iv) debt securities, which may be senior, senior subordinated or subordinated and may be convertible into or exchangeable for common stock or Preferred Stock (collectively, “Debt Securities”), (v) warrants to purchase Class A Common Stock or Preferred Stock (“Warrants”), (vi) depository shares representing Preferred Stock (the “Depository Shares”), and (vii) any combination of the foregoing securities. The Class A Common Stock, Class B Common Stock, Preferred Stock, Debt Securities, Warrants and Depository Shares are collectively referred to as the “Securities”.

The Debt Securities may be issued pursuant to one or more indentures (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Debt Securities) entered into between the Company and a financial institution identified therein as trustee (a “Trustee”), as such indentures may be supplemented from time to time (each such indenture, an “Indenture”).

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent (a “Warrant Agent”), as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

Interface, Inc.
May 16, 2006

The Depository Shares may be issued pursuant to one or more deposit agreements (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Depository Shares) entered into between the Company and a financial institution identified therein as depository (a “Depository”), as such deposit agreements may be supplemented from time to time (each such deposit agreement, a “Deposit Agreement”).

In our capacity as counsel to the Company, we have examined the Registration Statement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.

To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) an Indenture has been duly authorized, executed and delivered by an applicable Trustee and constitutes the legally valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; (iv) any applicable Trustee is in compliance, generally and with respect to acting as a trustee under an Indenture, with all applicable laws and regulations; and (v) any applicable Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under an Indenture.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Warrant Agent is duly qualified to engage in the activities contemplated by a Warrant Agreement; (iii) a Warrant Agreement has been duly authorized, executed and delivered by an applicable Warrant Agent and constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) any applicable Warrant Agent is in compliance, generally and with respect to acting as a trustee under a Warrant Agreement, with all applicable laws and regulations; and (v) any applicable Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under a Warrant Agreement.

Interface, Inc.
May 16, 2006

To the extent that the obligations of the Company under Depository Shares may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable Depository is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Depository is duly qualified to engage in the activities contemplated by a Deposit Agreement; (iii) a Deposit Agreement has been duly authorized, executed and delivered by an applicable Depository and constitutes the legally valid and binding obligation of such Depository, enforceable against such Depository in accordance with its terms; (iv) any applicable Depository is in compliance, generally and with respect to acting as a trustee under a Deposit Agreement, with all applicable laws and regulations; and (v) any applicable Depository has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under a Deposit Agreement.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company has the authority pursuant to its Amended and Restated Articles of Incorporation (“Articles”) to issue shares of Class A Common Stock. When (i) the Board of Directors of the Company, or a duly constituted committee of the Board of Directors to which authority therefore has been lawfully delegated (an “Authorized Committee”), has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Class A Common Stock, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration equal to at least the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolution, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

2. The Company has the authority pursuant to its Articles to issue shares of Class B Common Stock. When (i) the Board of Directors or Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Class B Common Stock, (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration equal to at least the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolution, such shares of Class B Common Stock will be validly issued, fully paid and nonassessable.

Interface, Inc.
May 16, 2006

3. The Company has the authority pursuant to its Articles to issue shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, (ii) when the Board of Directors or Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of such series of Preferred Stock, (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such shares are issued and delivered and payment of legal consideration equal to at least the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolutions, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4. When (i) an Indenture has been duly executed and delivered by the Company and a Trustee, (ii) Debt Securities have been duly established in accordance with such an Indenture duly authenticated by such Trustee and duly executed and delivered on behalf of the Company against payment of the agreed upon consideration therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s), and (iii) when the Board of Directors or Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing this issuance of Debt Securities, and (iv) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of such Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and any related Prospectus Supplement(s), (y)  such Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) such Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (i) a Warrant Agreement has been duly executed and delivered by the Company and a Warrant Agent, (ii) Warrants have been established in accordance with such Warrant Agreement, duly authenticated by such Warrant Agent and duly executed and delivered on behalf of the Company against payment of the agreed upon consideration therefor in accordance with the terms and provisions of such Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s), (iii) when the Board of Directors or Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of such Warrants, and (iv) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of Warrants executed and delivered are as described in the Registration Statement, the Prospectus and any related Prospectus Supplement(s), (y)  such Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) such Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Interface, Inc.
May 16, 2006

6. The Company has the authority pursuant to its Articles to issue Depository Shares representing Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, (ii) when the Board of Directors or Authorized Committee of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of Depository Shares representing Preferred Stock, (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such Depository Shares representing Preferred Stock are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolutions, the Depository Shares representing such series of Preferred Stock will be validly issued, fully paid and nonassessable.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability of contractual provisions providing for choice of governing law; (iv) the unenforceability of provisions purporting to waive certain rights of guarantors; (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vi) the unenforceability of provisions purporting to require arbitration of disputes, and (vii) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the laws of the State of Georgia. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

Interface, Inc.
May 16, 2006

This opinion letter is being furnished in accordance with the requirements of Item 15 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Securities and Exchange Commission (the “Commission”). We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,
KILPATRICK STOCKTON LLP

By: /s/ W. Randy Eaddy
W. Randy Eaddy, a Partner